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                                                                    Exhibit 21.1

               List of Subsidiaries of Berry Plastics Corporation

Berry Iowa Corporation (DE)
Packerware Corporation (DE)
Knight Plastics, Inc. (DE)
Berry Sterling Corporation (DE)
Berry Plastics Design Corporation (DE)
Poly-Seal Corporation (DE)
Venture Packaging, Inc. (DE)
Venture Packaging Midwest, Inc. (DE)
Berry Plastics Technical Services, Inc. (DE)
CPI Holding Corporation (DE)
Cardinal Packaging, Inc. (OH)
AeroCon, Inc. (DE)
Pescor, Inc. (DE)
Berry Tri-Plas Corporation (DE)
Landis Plastics, Inc. (IL)
Berry Plastics Acquisition Corporation II (DE)
Berry Plastics Acquisition Corporation III (DE)
Berry Plastics Acquisition Corporation V (DE)
Berry Plastics Acquisition Corporation VI (DE)
Berry Plastics Acquisition Corporation VII (DE)
Berry Plastics Acquisition Corporation VIII (DE)
Berry Plastics Acquisition Corporation IX (DE)
Berry Plastics Acquisition Corporation X (DE)
Berry Plastics Acquisition Corporation XI (DE)
Berry Plastics Acquisition Corporation XII (DE)
Berry Plastics Acquisition Corporation XIII (DE)
Berry Plastics Acquisition Corporation XIV, LLC (DE)
Berry Plastics Acquisition Corporation XV, LLC (DE)
NIM Holdings Limited (E&W)
Berry Plastics U.K. Limited (E&W)
Norwich Acquisition Limited (E&W)
Capsol Berry Plastics S.p.A. (Italy)
Ociesse S.r.l. (Italy)